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                                                                    Exhibit-4.19

                                   Translation

                           SUPPLEMENTAL LOAN CONTRACT

Borrower (Party A): [ZASTRON ELECTRONIC (SHENZHEN) CO., LTD.]

Address: Gu Su Industrial Estate, Xixiang, Baoan, Shenzhen

Postal Code: 518126

Legal Representative: Lei Lai Fong, Patinda

Lender (Party B): ZASTRON PRECISION-TECH LIMITED
(Formerly known as Nam Tai Telecom (Cayman) Company Limited)

Address: Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies

Whereas:

(1) Party A borrowed from Party B a loan of Eighteen Million Six Hundred Sixty Thousand U.S. Dollars in accordance with a loan contract between Party A and Party B dated March 30, 2004 (the "Loan Contract"). The term of the Loan Contract is for one year, i.e., from May 1, 2004 to April 30, 2005.

(2) Now, Party A and Party B enter into this Contract for renewal of the Loan Contract for an additional term of one year through consultation for observance and implementation by the Parties.

Article 1 Term of Loan

Party A and Party B agree to amend the term of loan as agreed in Article 3 of the Loan Contract to two years, i.e., from May 1, 2004 to April 30, 2006.

Article 2 Validity of the Loan Contract

Except for the amendment referred to above, all other provisions of the Loan Contract shall continue to be valid.


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Article 3 Effectiveness of this Contract

This Contract shall become effective upon being affixed with the corporate seal and signed by the legal representative (person in charge) or authorized agent of Party A and affixed with the corporate seal and signed by the legal representative or authorized agent of Party B.

Article 4 This Contract is executed in three copies and shall be no further effect upon repayment of the principal by Party A.

Article 5 This Contract shall be in compliance with the foreign exchange control regulations of the People's Republic of China.

Party A (corporate seal): [ZASTRON ELECTRONIC (SHENZHEN) CO., LTD.] [sealed]


Legal representative (person in charge) or authorized agent: (signature):
[signed]

                                                                  April 14, 2005

Party B (corporate seal): ZASTRON PRECISION-TECH LIMITED [sealed]


Representative or authorized agent: (signature): [signed]

                                                                  April 14, 2005


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